UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2007
MetLife Insurance Company of Connecticut
(Exact Name of Registrant as Specified in Its Charter)

Connecticut	33-03094	06-0566090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cityplace, Hartford, Connecticut		06103-3415
(Address of Principal Executive Offices)		(Zip Code)
860-308-1000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On June 29, 2007, MetLife Insurance Company of Connecticut, a Connecticut corporation (“MICC”), and its wholly-owned subsidiary, MetLife Life and Annuity Company of Connecticut, a Connecticut corporation (“MLAC”), entered into an Agreement and Plan of Merger, pursuant to which MLAC will be merged into MICC, with MICC being the surviving corporation. The merger is subject to certain regulatory approvals and favorable tax rulings. Upon the effective date of the merger, expected to occur on or about December 7, 2007, the separate existence of MLAC will cease, all rights and interests of MLAC in all property will be deemed transferred and vested in MICC, and all liabilities of MLAC will be vested in MICC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE INSURANCE COMPANY OF CONNECTICUT
By:	/s/ Gwenn L. Carr
Name: Gwenn L. Carr
Title: Senior Vice-President and Secretary

Date: July 6, 2007